UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2022

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor

New York, New York 10019

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	GNL PR B	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

Previously, Global Net Lease, Inc. (the “Company”) rejected a purported notice from a stockholder, Blackwells Onshore I LLC (“Blackwells Onshore”), stating its intention to nominate two individuals to the Company’s board of directors and to have six proposals considered at the Company’s 2023 annual meeting of stockholders. The Company notified Blackwells Onshore that the purported notice did not comply with the Company’s bylaws, as amended, on the grounds that the nominees did not qualify for election to the Company’s board and because the notice failed to comply with the terms of the Company bylaws. Blackwells and other participants in its proxy solicitation subsequently made certain filings under the rules governing proxy solicitations under the Securities Exchange Act of 1934 (the “Exchange Act”).

On December 19, 2022, the Company filed a complaint against Blackwells Capital LLC (“Blackwells Capital”), an affiliate of Blackwells Onshore (together with Blackwells Capital, “Blackwells”), and certain others involved with Blackwells proxy solicitation (collectively the “Defendants”), captioned Global Net Lease, Inc. v. Blackwells Capital LLC, et al., No. 1:22-cv-10702 (Dec. 19, 2022), in the United States District Court for the Southern District of New York. The complaint alleges that Blackwells and the other Defendants violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by omitting or misstating material information in materials filed by the Defendants. The complaint seeks, among other things, to (i) declare that the proxy materials filed by Blackwells violate Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, (ii) order Blackwells and the other Defendants to publicly correct their material misstatements or omissions, (iii) enjoin Blackwells and the other Defendants from publishing any soliciting materials until each of them files corrective statements to address the material misstatements or omissions, and (iv) preliminarily and permanently enjoin Blackwells and the other Defendants from committing any further violations of federal securities law.

In addition, on December 19, 2022, Blackwells Onshore filed a complaint against the Company and another defendant captioned Blackwells Onshore I LLC v. Global Net Lease, Inc., et al., No. 24C22005195, in the Circuit Court of Maryland for Baltimore City. The complaint alleges that the Company committed a breach of contract and violated its duties under Maryland law by rejecting the purported nomination of two persons to the Company’s board proposed by Blackwells and various proposals which Blackwells seeks to have considered at the Company’s 2023 annual meeting of stockholders. The complaint seeks, among other things, (i) to enjoin the Company from interpreting its bylaws in a fashion that would preclude Blackwells Onshore from nominating two candidates for election to the Company’s board, (ii) to declare that the Company’s bylaws do not preclude Blackwells Onshore’s nominees or business proposals, (iii) to declare the previously announced Second Amendment to the Company’s bylaws void and unenforceable, (iv) to enjoin the Company from taking any steps to reject the nominations made by Blackwells Onshore and require the Company to count votes cast in favor of any of the persons nominated by Blackwells Onshore, and (v) unspecified damages for purported breach of the bylaws. The Company intends to vigorously defend against the claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: December 21, 2022	By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President